                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               EQUITY INNS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                EQUITY INNS, INC.
                            -------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 14, 1998

                            ------------------------

         NOTICE IS HEREBY GIVEN THAT the annual meeting of shareholders (the "Annual Meeting") of Equity Inns, Inc. (the "Company") will be held at the Homewood Suites hotel, 7855 Wolf River Parkway, Germantown, Tennessee, on Thursday, May 14, 1998 at 10:00 a.m. Central Time for the following purposes:

          1. To elect one Class I director to serve on the Board of Directors until the Company's annual meeting of shareholders in 2001 or until his successor has been duly elected and qualified ("Proposal One");

          2. To consider and vote upon a proposal to amend Article 5 of the Company's Second Amended and Restated Charter (the "Charter") to increase the number of authorized shares of Common Stock from 50 million shares to 100 million shares ("Proposal Two");

          3. To consider and vote upon a proposal to delete Article 7 of the Charter, which limits the Company's consolidated indebtedness to 45% of the Company's investment in hotel properties, at its cost ("Proposal Three");

          4. To consider and vote upon a proposal to amend Article 14(c) of the Charter to conform Article 14(c) to other provisions in the Charter relating to the Company's ability to preserve its status as a real estate investment trust so long as its actions do not prohibit the settlement of any transactions entered into through the facilities of any national securities exchange registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or of the national market system of a national securities association registered under the Exchange Act ("Proposal Four");

          5. To consider and vote on a proposal to approve an amendment to the Equity Inns, Inc. Non-Employee Directors' Stock Option Plan (the "Directors' Plan") to, among other things, permit Independent Directors (as defined herein) to elect to receive retainer and meeting fees in the form of shares of Common Stock and increase the number of shares that may be issued under the Directors' Plan to allow for such elections; and

          6. To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

         Only shareholders of the Company of record as of the close of business on March 16, 1998 (the "Shareholders") will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. All Shareholders are cordially invited to attend the Annual Meeting.

         Enclosed as a part of this Notice of Annual Meeting is a Proxy Statement, which contains further information regarding the Annual Meeting and Proposals One, Two, Three, Four and Five.



                                      BY ORDER OF THE BOARD OF DIRECTORS

                                      HOWARD A. SILVER, SECRETARY
Memphis, Tennessee
April 2, 1998
                                    IMPORTANT

                  SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE
                  ANNUAL MEETING ARE REQUESTED TO COMPLETE,
                  DATE, SIGN AND RETURN THE ACCOMPANYING
                  PROXY, AS SOON AS POSSIBLE, IN THE ENCLOSED
                  POSTAGE-PAID RETURN ENVELOPE. SHAREHOLDERS
                  WHO ATTEND THE ANNUAL MEETING MAY VOTE IN
                  PERSON EVEN IF THEY HAVE ALREADY SENT IN A PROXY.

                                EQUITY INNS, INC.


                                 PROXY STATEMENT

                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 14, 1998

                               GENERAL INFORMATION


         This Proxy Statement and the accompanying Form of Proxy and Notice of Annual Meeting is furnished to the shareholders of Equity Inns, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors") for use at the annual meeting of the Company's shareholders (the "Annual Meeting") to be held at the Homewood Suites hotel, 7855 Wolf River Parkway, Germantown, Tennessee, on Thursday, May 14, 1998 at 10:00 a.m. Central Time and at any adjournments thereof. The mailing address of the principal executive offices of the Company is 4735 Spottswood, Suite 102, Memphis, Tennessee 38117. This Proxy Statement and the Form of Proxy and Notice of Annual Meeting, all enclosed herewith, are first being mailed to the shareholders of the Company on or about April 2, 1998.

THE COMPANY

         The Company is a Tennessee corporation organized as a self-administered real estate investment trust ("REIT") to acquire equity interests in hotel properties. The Company completed its initial public offering of its common stock, $.01 par value (the "Common Stock") on March 1, 1994. The Company owns its hotel properties through Equity Inns Partnership, L.P. (the "Partnership"). A wholly-owned subsidiary of the Company, Equity Inns Trust (the "Trust"), is the sole general partner of the Partnership. The Company presently owns, through the Trust, an approximate 95.1% equity interest in the Partnership.

         The Company has elected to be taxed as a REIT beginning with its fiscal year ended December 31, 1994. In order to qualify as a REIT under federal tax provisions, neither the Company, the Partnership nor the Trust can operate hotels. Prior to November 15, 1996, the Company's hotels were leased to Trust Leasing, Inc., formerly named McNeill Hotel Co., Inc. ("Trust Leasing"). Effective November 15, 1996, all of the leases for the Company's hotels owned at such date were assigned to Crossroads/Memphis Partnership, L.P. The Partnership currently owns 89 hotels, 79 of which are leased to subsidiaries (collectively, the "Interstate Lessee") of Interstate Hotels Company ("Interstate"), a publicly owned hotel management company, and 10 of which are leased to Caldwell Holding Company (the "Prime Lessee"), a subsidiary of Prime Hospitality Corporation ("Prime"), a publicly owned hotel company (the Interstate Lessee and the Prime Lessee being, collectively, the "Lessees") pursuant to separate percentage lease agreements which provide for rent payments equal to the greater of (i) fixed base rent or (ii) percentage rent based in part on the revenues of the hotels (the "Percentage Leases").

THE PROXY

         Proxies are being solicited by and on behalf of the Board of Directors, and the solicitation of proxies is being made primarily by the use of the mails. The cost of preparing and mailing this Proxy Statement and the accompanying material, and the cost of any supplementary solicitations which may be made by mail, telephone, telegraph or personally by officers and employees of the Company, will be borne by the Company. The Company has retained Corporate Communications, Inc. to aid in the solicitation of proxies and to verify certain records related to the solicitation of proxies at a fee of approximately $4,000 plus reimbursement of normal expenses.

         Each outstanding share of the Company's Common Stock is entitled to one vote. Cumulative voting of shares is not permitted. Only shareholders of record at the close of business on March 16, 1998, the record date established by the Board of Directors for the Annual Meeting (the "Shareholders"), will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof. At the close of business on March 16, 1998, the Company had outstanding 35,585,663 shares of Common Stock.

         Each Shareholder giving a proxy has the power to revoke it either by delivering written notice of such revocation to the Secretary of the Company before the Annual Meeting or by attending the Annual Meeting and voting in person. The proxy will be voted as specified by the Shareholder in the spaces provided on the accompanying Form of Proxy or, if no specification is made, it will be voted in favor of the nominee for Class I director and each of Proposal Two, Proposal Three and Proposal Four (as defined below). In voting by proxy with respect to the election of one Class I director to serve until the annual meeting of shareholders in 2001 or until his successor is duly elected and qualified ("Proposal One"), Shareholders may either vote in favor of the nominee or withhold their votes as to the nominee. Shareholders may not abstain with respect to the election of directors. With regard to each of the proposals to amend Article 5 of the Company's Second Amended and Restated Charter (the "Charter") to increase the number of authorized shares of Common Stock from 50 million shares to 100 million shares ("Proposal Two"), the proposal to delete
Article 7 of the Charter ("Proposal Three"), the proposal to amend Article 14 of the Charter ("Proposal Four"), and the proposal to amend the Company's Non-Employee Directors' Stock Option Plan (the "Directors' Plan") as described in more detail herein ("Proposal Five"), Shareholders may vote in favor of each proposal, against each proposal or abstain from voting with respect to each proposal.

         Management of the Company requests that each Shareholder promptly vote, sign and return a Form of Proxy, as transmitted herein, as soon as possible. Beneficial owners of the Company's shares of Common Stock held in the name of a broker or other intermediary may vote and revoke a previous vote only through, and in accordance with, procedures established by the record holder(s) or their agent(s).

         No person is authorized to give any information or to make any representation not contained in this Proxy Statement and, if given or made, such information or representation should not be relied upon as having been authorized. This Proxy Statement does not constitute the solicitation of a proxy, in any jurisdiction, from any person to whom it is unlawful to make such proxy solicitation in such jurisdiction. The delivery of this Proxy Statement shall not, under any circumstances, imply that there has not been any change in the information set forth herein since the date of the Proxy Statement.


                                  REQUIRED VOTE

         Under Tennessee law, the Charter and the Company's bylaws (the "Bylaws"), if a majority of the votes entitled to be cast are present at the Annual Meeting, in person or by proxy, so as to constitute a quorum, (1) with respect to Proposal One concerning the election of the Class I director, a plurality of all the votes cast voting in favor of the nominee will elect the nominee for director and (2) with respect to each of Proposals Two, Three, Four and Five, if the votes cast in favor of the proposal exceed the votes cast in opposition to the proposal, the proposal will be approved.


         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEE FOR CLASS I DIRECTOR AND FOR EACH OF PROPOSAL TWO, PROPOSAL THREE, PROPOSAL FOUR AND PROPOSAL FIVE.


         No specific provisions of the Tennessee Business Corporation Act, the Charter or Bylaws address the issue of abstentions or broker non-votes. Abstentions will not be counted "for" or "against" proposals, but will be counted for the purpose of determining the existence of a quorum. Brokers holding shares for beneficial owners must vote those shares according to the specific instructions they receive from the owners. However, brokers or nominees holding shares for a beneficial owner may not have discretionary voting power and may not have received voting instructions from the beneficial owner of the shares. In such cases, absent specific voting instructions from the beneficial owner, the broker may not vote on these proposals. This results in what is known as a "broker non-vote." "Broker non-votes" will not be counted as votes cast but will be counted for the purpose of determining the existence of a quorum. Because the election of directors is a routine matter for which specific instructions from beneficial owners will not be required, no "broker non-votes" will arise in the context of Proposal One. Votes "withheld" from a director-nominee also have the effect of a negative vote, since a plurality of the shares cast at the Annual Meeting is required for the election of a director.

                         REPORTS OF BENEFICIAL OWNERSHIP

         Under federal securities laws, the Company's directors, executive officers and any persons beneficially owning more than ten percent of a registered class of the Company's equity securities are required to report their ownership of the Common Stock and any changes in that ownership to the Securities and Exchange Commission (the "SEC") and to the New York Stock Exchange (the "NYSE"), the exchange on which the Common Stock is traded. These persons are also required by SEC rules and regulations to furnish the Company with copies of these reports. Specific due dates for these reports have been established, and the Company is required to report in the Proxy Statement any failure to timely file such reports by those due dates by its directors and executive officers during its 1997 fiscal year.

         Based solely upon its review of the reports and amendments thereto furnished to the Company or written representations from the Company's directors and executive officers that such reports were not required from those persons, the Company believes that all of these filing requirements were satisfied by the Company's directors and executive officers during the 1997 fiscal year, except for Phillip H. McNeill, Sr., the Company's Chairman of the Board and Chief Executive Officer, David L. Levine, the Company's President and Chief Operating Officer, and Phillip H. McNeill, Jr., the Company's Executive Vice President-Development, each of whom inadvertently failed to timely file one such report of beneficial ownership concerning acquisitions of units of limited partnership interest in the Partnership by themselves or affiliates (for Messrs. McNeill, Sr. and McNeill, Jr.) or shares of Common Stock (for Mr. Levine) during 1997.

                     OWNERSHIP OF THE COMPANY'S COMMON STOCK

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following table sets forth information as of December 31, 1997 regarding each person known to the Company to be the beneficial owner of more than five percent (5%) of its Common Stock. The Company has no other class of capital stock outstanding. Unless otherwise indicted, such shares of Common Stock are owned directly and the indicated person has sole voting and investment power.

         NAME AND ADDRESS OF                   AMOUNT AND NATURE OF          PERCENT OF
          BENEFICIAL OWNER                     BENEFICIAL OWNERSHIP           CLASS(1)
         -------------------                   --------------------          ----------
Boston Partners Asset Management L.P.
  One Financial Center, 43rd Floor
  Boston, Massachusetts  02159                     1,852,704(2)                 5.3%

--------------------

(1)  Based on shares of Common Stock outstanding on December 31, 1997.
(2) Based on information contained in Schedule 13G dated December 31, 1995 and filed with the SEC on February 13, 1998. Boston Partners Asset Management L.P. reported that it has shared voting and dispositive power with respect to all such 1,852,704 shares of Common Stock.

SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth the beneficial ownership of the Company's Common Stock, as of January 31, 1998, by (i) each director and director nominee of the Company, (ii) each executive officer of the Company and
(iii) all directors and executive officers of the Company as a group. Unless otherwise indicated in the accompanying footnotes, all such shares of Common Stock are owned directly and the indicated person has sole voting and investment power.


                                    AMOUNT AND NATURE
NAME OF                              OF BENEFICIAL
BENEFICIAL OWNER                        OWNERSHIP                 PERCENT OF CLASS
----------------                    -----------------             ----------------
Phillip H. McNeill, Sr.              1,243,412(1)(2)                    3.5%(1)

James A. Thomas, III                   138,295(3)(4)                       *

William W. Deupree, Jr.                 23,000(3)                          *

Joseph W. McLeary                       10,500(3)                          *

David L. Levine                         31,864(5)                          *

Howard A. Silver                        49,607(6)                          *

Phillip H. McNeill, Jr.                 30,540(7)                          *

J. Ronald Cooper                        7,570(8)                           *

Connie O. Parker                        19,500(9)                          *

All directors and                    1,552,731(1)(2)(3)(4)              4.4%(1)
executive officers as a                       (5)(6)(7)(8)(9)
group (nine persons)


-----------------------
*    Represents less than 1% of the outstanding Common Stock.

(1) Includes 764,867 units of limited partnership interest in the Partnership ("Units") held by Mr. McNeill or his affiliates, which Units are redeemable at the option of Mr. McNeill at any time pursuant to redemption rights ("Redemption Rights"). The Units are redeemable on a one-for-one basis for shares of Common Stock or, at the Company's option, an equivalent amount of cash. The total number of shares outstanding used in calculating the percentage of class assumes that none of the Units held by other persons are redeemed for shares of Common Stock.

(2) Includes: (a) 4,580 shares owned by Mr. McNeill's wife; (b) 6,854 shares owned by Mr. McNeill's children; (c) 15,218 shares owned by McNeill Investment Company, Inc.; (d) 10,000 shares issued in December 1996 to Mr. McNeill under the Company's 1994 Stock Incentive Plan (the "1994 Plan") and which are subject to certain vesting requirements over a five-year period from the date of grant; and (e) 484,518 shares issuable to Mr. McNeill; 170,546 shares issuable to Mr. McNeill through his ownership interests in W/S, Inc.; 6,468 shares issuable to McNeill Hotel Partners I; 4,671 shares issuable to PWH Realty; and 79,715 shares issuable to McNeill-Sullivan Hospitality Corporation upon the exercise of Redemption Rights. Mr. McNeill owns 90% of the capital stock of W/S, Inc. and 100% of the capital stock of McNeill Investment Company, Inc. and McNeill-Sullivan Hospitality Corporation. Includes 234,000 shares issuable upon the exercise of vested options granted under the 1994 Plan. Excludes 156,000 shares of Common Stock subject to options granted to

     Mr. McNeill under the 1994 Plan, which options vest with respect to 78,000 shares in each of July 1998 and July 1999. Mr. McNeill is the Company's Chairman of the Board and Chief Executive Officer.

(3) Includes an aggregate of 5,000 shares issued to each Independent Director in March 1994 subject to certain restrictions. Such shares began vesting with each Independent Director at the rate of 1,000 shares per year beginning in 1994. Any restricted shares not vested when an Independent Director ceases to be a director will be forfeited. Each Independent Director will be entitled to vote and receive the dividends paid on such shares prior to vesting. Includes 3,000 shares issuable upon the exercise of vested options granted to each director under the Directors' Plan. Excludes 1,000 shares of Common Stock subject to options granted to each Independent Director under the Directors' Plan, which options vest in each of April 1998 and April 1999.

(4) Includes (a) 1,200 shares owned by Mr. Thomas' wife, as to which shares Mr. Thomas disclaims beneficial ownership; (b) 12,475 shares owned by Mr. Thomas' daughters, as to which shares Mr. Thomas disclaims beneficial ownership; (c) 19,370 shares in investment accounts over which Mr. Thomas has or shares voting power and dispositive power; and (d) 2,250 shares jointly owned by Mr. Thomas and his mother.

(5) Includes (a) 7,500 shares issued in December 1996 to Mr. Levine under the 1994 Plan and which are subject to certain vesting requirements over a five-year period from the date of grant and (b) 397 shares owned by Mr. Levine's wife. Excludes 60,000 shares of Common Stock subject to options granted to Mr. Levine under the 1994 Plan, which options vest with respect to 30,000 shares in each of July 1998 and July 1999. Mr. Levine is the Company's President and Chief Operating Officer.

(6) Includes (a) 7,500 shares issued in December 1996 to Mr. Silver under the 1994 Plan and which are subject to certain vesting requirements over a five-year period from the date of grant, (b) 1,640 shares owned by Mr. Silver's wife and (c) 27,000 shares issuable upon the exercise of vested options granted under the 1994 Plan. Excludes 18,000 shares of Common Stock subject to options granted to Mr. Silver under the 1994 Plan, which options vest with respect to 9,000 shares in each of July 1998 and July 1999. Mr. Silver is the Company's Executive Vice President, Secretary, Treasurer and Chief Financial Officer.

(7) Includes (a) 6,701 shares issuable upon the exercise of Redemption Rights to Mr. McNeill, Jr., personally, (b) 18,949 shares issuable upon the exercise of Redemption Rights to Mr. McNeill, Jr. through his ownership interests in W/S, Inc. and (c) 1,557 shares issuable upon the exercise of Redemption Rights to Mr. McNeill, Jr. through his ownership interests in PWH Realty. Mr. McNeill, Jr. is the Company's Executive Vice President--Development and is the son of Phillip H. McNeill, Sr.

(8) Includes (a) 3,070 shares owned by Mr. Cooper's adult children and (b) 1,500 shares owned by Mr. Cooper's wife, as to which shares Mr. Cooper disclaims beneficial ownership. Mr. Cooper is the Company's Vice President, Controller, Assistant Secretary and Assistant Treasurer.

(9) Includes 9,000 shares issuable upon the exercise of vested options granted under the 1994 Plan. Excludes 6,000 shares of Common Stock subject to options granted to Ms. Parker under the 1994 Plan, which options vest with respect to 3,000 shares in each of July 1998 and July 1999. Ms. Parker is the Company's Assistant Secretary.


                   PROPOSAL ONE - ELECTION OF CLASS I DIRECTOR

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

         Director Meetings. The business of the Company is under the general management of its Board of Directors as required by the Bylaws and the laws of Tennessee, the Company's state of incorporation. The Company's Charter requires that a majority of the Company's directors must not be officers or employees of the Company or affiliates of any advisor to the Company under an advisory agreement, any lessee of the Company's property, any subsidiary of the Company or any partnership which is an affiliate of the Company ("Independent Directors"). There are presently four directors of the Company, including three Independent Directors. The Board of Directors held four meetings during 1997, and all of the Company's directors attended those meetings, except Mr. Deupree, who was absent for one such meeting.

         The Company presently has an Audit Committee and a Compensation Committee of its Board of Directors. The Company has no standing Nominating Committee of the Board of Directors, with the entire Board of Directors acting in such capacity. The Company may, from time to time, form other committees as circumstances warrant. Such committees have authority and responsibility as delegated to them by the Board of Directors.

         Audit Committee. The Board of Directors has established an Audit Committee which currently consists of the three Independent Directors, Messrs. Thomas, Deupree, and McLeary. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls. The Audit Committee met once in 1997, and all of its members attended that meeting.

         Compensation Committee. The Board of Directors has established a Compensation Committee which currently consists of the three Independent Directors. The Compensation Committee determines compensation for the Company's executive officers, establishes salaries of and awards of performance-based bonuses to the Company's executive officers, and determines awards of restricted stock and grants of stock options under the Company's stock plans. The Compensation Committee met once in 1997, and all of its members attended that meeting.

COMPENSATION OF DIRECTORS

         Until January 1, 1998, the Company paid no cash compensation to its directors. Beginning January 1, 1998, each Independent Director's compensation was increased so that each Independent Director will receive $12,000 annually, payable the first month of each quarter in the amount of $3,000 and, in addition, will receive $1,000 for each Board of Directors' meeting personally attended. If approved, Proposal Five will authorize, among other things, the Independent Directors to elect to receive such compensation in the form of shares of Common Stock. See "Proposal Five--Amendment to Directors' Plan." Each Independent Director receives, upon being elected a director, 5,000 shares of Common Stock subject to certain restrictions. Such shares vest with each director at the rate of 1,000 shares per year of service, beginning with the commencement of service as a director. Each Independent Director is entitled to vote and receive dividends paid with respect to the restricted shares of Common Stock prior to vesting. Any Independent Director who ceases to be a director will forfeit any restricted shares not previously vested. Messrs. Thomas, Deupree and McLeary each has received 5,000 restricted shares of Common Stock, which vest at the rate of 1,000 shares per year beginning in 1994. In addition, since April 1995, each Independent Director receives an option under the Directors' Plan to purchase 1,000 shares effective the date of the first meeting of the Board of Directors following each annual meeting of the Company's shareholders. The option price is the fair market value of the Common Stock on the effective date of grant. The Company reimburses directors for their out-of-pocket expenses in connection with their service on the Board of Directors.

NOMINEE FOR CLASS I DIRECTOR

         The Company's Charter divides the Board of Directors into three classes as nearly equal in number as possible, with each class serving a term of three years. One class of directors is elected by the shareholders of the Company at each annual meeting. The Board of Directors has set at four the number of directors constituting the current Board of Directors, one of whom will be elected at the Annual Meeting for the position of the Class I director.

         The Company has no Nominating Committee of its Board of Directors, with the entire Board of Directors acting in such a capacity. The Board of Directors has nominated the present Class I director, Phillip H. McNeill, Sr., to serve as Class I director for a three-year term expiring at the Company's annual meeting of shareholders in 2001. The remaining members of the Board of Directors will continue as members thereof until their respective terms expire, as indicated below, or until their successors are elected and qualified.

         If the nominee becomes unavailable or unwilling to serve the Company as a director for any reason, the persons named as proxies in the accompanying Form of Proxy are expected to consult with management of the Company in voting the shares represented by them. The Board of Directors has no reason to doubt the availability of the nominee for Class I director, and he has expressed his willingness to serve as a director of the Company if elected by the Shareholders at the Annual Meeting.


         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEE FOR CLASS I DIRECTOR.


                    NOMINEE FOR ELECTION AS CLASS I DIRECTOR
                              (TERM EXPIRING 2001)
--------------------------------------------------------------------------------

         PHILLIP H. MCNEILL, SR., age 59, is Chairman of the Board of Directors and Chief Executive Officer of the Company and has been President of McNeill Investment Company, Inc., a diversified real estate firm, since 1977. Mr. McNeill has also been Chairman of McNeill Hospitality Corporation since 1984. From 1963 to 1977, he served in various capacities, including President and Chief Executive Officer, with Schumacher Mortgage Company, Inc., a mortgage banking firm and subsidiary of Time, Inc. Mr. McNeill has served as President and Director of the Memphis Mortgage Bankers Association and the Tennessee State Mortgage Bankers Association and has been a director of National Bank of Commerce since January 1997. He has been Chairman of the Board, Chief Executive Officer and Director of the Company since its founding in 1993. Mr. McNeill is the father of Phillip H. McNeill, Jr., the Executive Vice President--Development of the Company.

COMMITTEES:  None
--------------------------------------------------------------------------------

                         INCUMBENT DIRECTORS - CLASS II
                              (TERMS EXPIRING 1999)
--------------------------------------------------------------------------------

         JAMES A. THOMAS, III, age 57, is Chairman of the Board of NewSouth Capital Management, Inc., a registered investment advisory firm in Memphis, Tennessee which manages approximately $1.6 billion in investment assets, a position he has held since January 1985. He is a director of First Commercial Bank of Memphis and a member of the Board of Trustees of Rhodes College. Mr. Thomas has been a director of the Company since February 1994.

COMMITTEES: Audit, Compensation

--------------------------------------------------------------------------------

         WILLIAM W. DEUPREE, JR., age 56, is a Managing Director of Morgan Keegan & Company, Inc. and its parent company Morgan Keegan, Inc., a NYSE listed company, positions he has held since 1985. Mr. Deupree joined Morgan Keegan & Company, Inc. in 1972 and served as its President from 1985 to 1996. He is also a director of NSA International, Inc., a provider of water filtration devices. He is a member of the Regional Firms Advisory Committee of the NYSE, as well as a member of the Board of Directors for the Securities Industry Association. Mr. Deupree has been a director of the Company since February 1994.

COMMITTEES: Audit, Compensation


--------------------------------------------------------------------------------
                         INCUMBENT DIRECTOR -- CLASS III
                              (TERM EXPIRING 2000)
--------------------------------------------------------------------------------

         JOSEPH W. MCLEARY, age 58, is Chairman of Executive Financial Services, Inc., a private financial consulting and benefits administration firm, a position he has had since 1997. From 1987 to 1997, he was Chairman and Chief Executive Officer of Midland Financial Group, Inc., a publicly owned automobile insurance company. From 1984 to 1987, he was president of McLeary & Co., a company organized to manage a privately-held investment fund engaged in the acquisition of small businesses in the Memphis, Tennessee area. From 1969 to 1983, he was President and Chief Financial Officer and a Director of Cook International, Inc., a publicly owned agricultural commodities firm. Prior to 1969, he was employed by the Federal Reserve Bank of Atlanta. He has been a director of SCB Computer Technology, Inc., a computer consulting corporation whose shares are traded on The Nasdaq Stock Market, since January 1996. Mr. McLeary has been a director of the Company since February 1994.

COMMITTEES:  Audit, Compensation




                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

CERTAIN BUSINESS RELATIONSHIPS BETWEEN THE COMPANY AND DIRECTORS


         On November 14, 1997, the Company and several of its subsidiaries, including the Trust and the Partnership, entered into an unsecured revolving credit agreement in the maximum principal amount of $5 million (the "NBC Credit Line") with National Bank of Commerce, Memphis, Tennessee ("NBC"). The NBC Credit Line bears interest at an annual rate equal to the prime rate (8 1/2% at December 31, 1997), and a commitment fee is payable equal to two-tenths of one percent per annum on the unused portion of the commitment, calculated and payable on a quarterly basis. The NBC Credit Line is supported by a guaranty from the Company and the Trust to NBC. NBC is also a participating lender in the syndication of the Company's three-year, $250 million unsecured line of credit (the "Unsecured Line of Credit") administered by The First National Bank of Chicago, with NBC having a $17.5 million participation in such syndication of the Unsecured Line of Credit. Phillip H. McNeill, Sr., the Chairman of the Board and Chief Executive Officer of the Company, is and has been a member of the Board of Directors of NBC since January 1997.

         Mr. Deupree, who is an Independent Director and a member of the Compensation Committee of the Company, is a Managing Director of Morgan Keegan & Company, Inc. ("Morgan Keegan") and was President of Morgan Keegan from 1985 to 1996. Morgan Keegan was a managing underwriter of the Company's initial public offering and certain follow-on public equity offerings and received investment banking fees and other compensation in connection with those public offerings. Morgan Keegan has also received fees in connection with providing financial advisory services to the Company.

CERTAIN TRANSACTIONS WITH MANAGEMENT

         The Company and the Partnership have entered into a number of transactions with affiliates of Phillip H. McNeill, Sr., Chairman of the Board and Chief Executive Officer of the Company.

         Transactions with the Interstate Lessee. Prior to November 15, 1996, Mr. McNeill was the sole shareholder of Trust Leasing, which was the lessee of all of the hotel properties owned at such date by the Partnership. Effective November 15, 1996, (i) Trust Leasing assigned its rights under each of the existing Percentage Leases to the Interstate Lessee, and the Partnership and the Interstate Lessee amended and restated the Percentage Leases in a Consolidated Lease Amendment, and (ii) Trust Leasing transferred and assigned its assets, including all leases between Trust Leasing and the Partnership, to the Interstate Lessee pursuant to a Contribution Agreement dated October 4, 1996 by and among Trust Leasing, Trust Management, Inc. ("Trust Management") and the Interstate Lessee. Such transfer was made in exchange for units of limited partnership interest in the Interstate Lessee. The sole general partner of the Interstate Lessee is a wholly-owned subsidiary of Interstate, and Trust Leasing and Trust Management are the only limited partners of the Interstate Lessee. With limited exceptions, the sole general partner of the Interstate Lessee exercises full, complete and exclusive discretion in management and control of the Interstate Lessee, with Trust Leasing and Trust Management having no participation or control over the business of the Interstate Lessee. The 1,957,684 partnership units of the Interstate Lessee received by Trust Leasing and Trust Management in exchange for the contribution of their assets to the Interstate Lessee, which were originally equal to an approximate 50% limited partnership interest in the Interstate Lessee, are redeemable and exchangeable, at the option of Trust Leasing and Trust Management, on a one-for-one basis for shares of Common Stock of Interstate. In September 1997, Trust Leasing and Trust Management exercised their redemption rights with respect to an aggregate of 800,000 partnership units of the Interstate Lessee and received 800,000 shares of Common Stock of Interstate, all of which shares of Interstate Common Stock have subsequently been sold. Prior to redemption, Trust Leasing's and Trust Management's interests in the Interstate Lessee are not entitled to distributions of income from the Interstate Lessee. Trust Management and Trust Leasing are wholly owned by Phillip McNeill, Sr. For the period January 1, 1997 through December 31, 1997, lease payments by the Interstate Lessee to the Partnership aggregated approximately $70,477,450 under the Percentage Leases, and the Interstate Lessee had net income for such period of approximately $7,730,080.

         Rights of First Refusal and Options; Certain Acquisitions. The Partnership presently has a right of first refusal to acquire one Hampton Inn hotel owned by affiliates of Mr. McNeill located in San Antonio, Texas. The right of first refusal requires that before the property is sold to a person or entity other than the Partnership, the seller must first offer the property to the Partnership on the same terms and conditions as the proposed sale to a third party. Mr. McNeill also has agreed to grant the Partnership a similar right of first refusal, as well as an option, on any future hotel developments controlled by affiliates of Mr. McNeill, including a Hampton Inn hotel in White River Junction, Vermont. The option will provide that the Company or the Partnership may purchase any such hotel at any time 12 months after the opening of the hotel for a price determined by appraisal. Management currently anticipates that any property developed by an affiliate of Mr. McNeill will have achieved stabilized operating performance and cash flows prior to the Partnership considering the purchase of such property. The Partnership's decision with respect to whether to exercise its rights of first refusal or options will be made by a majority of the Independent Directors.

         In 1997, the Partnership acquired four hotels owned by affiliates of Mr. McNeill which were subject to similar rights of first refusal. On March 11, 1997, the Partnership acquired the Hampton Inn-Pickwick, Tennessee (the "Pickwick Hotel") and the Hampton Inn - Southaven, Mississippi (the "Southaven Hotel") for purchase prices (including cash and Units paid by the Partnership in connection with such acquisitions) of approximately $2.1 million and $4.4 million, respectively. Such hotels were owned by partnerships in which Mr. McNeill owned a 50% and 15% interest, respectively. On June 25, 1997, the Partnership acquired the Hampton Inn-Destin, Florida (the "Destin Hotel") and the Homewood Suites-Germantown, Tennessee (the "Germantown Hotel") for purchase prices (including cash and Units paid by the Partnership in connection with such acquisitions) of approximately $6.7 million and $7.7 million, respectively. Such hotels were owned by a limited partnership and a limited liability company in which Mr. McNeill owned a 25% and 18.3% interest, respectively, and, in the case of the limited liability company, in which Phillip H. McNeill, Jr., the Company's Executive Vice President--Development, owned a 1.7% interest. In connection with such acquisitions, Mr. McNeill and his affiliates received an aggregate of 86,327 Units for their portions of the purchase prices for such hotels. The Pickwick Hotel and the Southaven Hotel were constructed for amounts aggregating approximately $5.3 million, and the Destin Hotel and the Germantown Hotel were constructed for amounts aggregating approximately $11.7 million. Each of these acquisitions received the prior approval of the Independent Directors, and fairness opinions and appraisals were received and reviewed by the Independent Directors in connection with such acquisitions.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table summarizes the compensation paid or accrued by a wholly-owned subsidiary of the Company for the last three fiscal years to those persons who (1) served as the Company's chief executive officer ("CEO") and (2) were the Company's four other most highly paid executive officers during the fiscal year ended December 31, 1997. None of the below-listed officers was paid cash compensation by the Company prior to December 31, 1994. Effective January 1, 1995, each of the first three of the below-listed executive officers became an employee of a wholly-owned subsidiary of the Company. Messrs. McNeill, Jr. and Cooper became executive officers of the Company and employees of such subsidiary in 1997.

                                         SUMMARY COMPENSATION TABLE

                                                                                    LONG TERM
                                            ANNUAL COMPENSATION                COMPENSATION AWARDS
                                          -----------------------          ----------------------------
                                                                           RESTRICTED        SECURITIES           ALL
            NAME AND                                                          STOCK          UNDERLYING          OTHER
     PRINCIPAL POSITION (1)       YEAR    SALARY($)       BONUS($)         AWARDS($)         OPTIONS(5)       COMPENSATION
     ----------------------       ----    ---------       --------         --------          ----------       ------------
Phillip H. McNeill, Sr.           1997    $225,000        $466,249(2)           ---            390,000               ---
 Chairman of the Board            1996    $225,000             ---         $122,500(4)         390,000               ---
 and Chief Executive Officer      1995    $175,000        $120,842(3)           ---            390,000               ---

David L. Levine                   1997    $150,000        $281,248(2)                           60,000           $15,000
 President and Chief              1996    $140,000(1)          ---         $ 91,875(4)         150,000           $ 6,462(1)
 Operating Officer                1995    $110,000        $118,957(3)           ---            150,000              ----

Howard A. Silver                  1997    $145,000        $323,063(2)           ---             45,000           $14,500
 Executive Vice President,        1996    $135,000(1)          ---         $ 91,875(4)          45,000           $ 6,231(1)
 Secretary, Treasurer and         1995    $100,000        $118,957(3)           ---             45,000               ---
 Chief Financial Officer

Phillip H. McNeill, Jr.           1997    $110,000        $ 93,748(2)           ---                ---           $10,915
 Executive Vice                   1996         ---             ---              ---                ---               ---
 President-Development(6)         1995         ---             ---              ---                ---               ---

J. Ronald Cooper                  1997    $ 88,577        $ 62,500(2)           ---                ---           $ 8,858
 Vice President, Controller,      1996         ---             ---              ---                ---               ---
 Assistant Secretary and          1995         ---             ---              ---                ---               ---
 Assistant Treasurer(6)

---------------

(1) Includes benefits accrued under the Company's Executive Deferred Compensation Plan (the "Deferral Plan"). Under the Deferral Plan, participants may defer up to 25% of their base salary, bonus or both. A matching contribution paid by the Company, equal to the lesser of the amount deferred or 10% of base salary, is also credited to each participant's account. For 1997, Messrs. Levine, Silver, McNeill, Jr. and Cooper deferred $16,442, $14,500, $10,915 and $8,858, respectively. For 1996, Messrs. Levine and Silver deferred $6,462 and $6,231, respectively. For 1997, matching contributions paid by the Company of $15,000, $14,500 $10,915 and $8,858 were credited to the accounts of Messrs. Levine, Silver, McNeill, Jr. and Cooper, respectively. For 1996, matching contributions paid by the Company of $6,462 and $6,231 were credited to the accounts of Messrs. Levine and Silver, respectively.

(2) A portion of these bonuses, awarded to the Company's five executive officers pursuant to the 1994 Plan, was paid in Performance Shares (as hereinafter defined) of Common Stock. Such executive officers received Performance Shares under the 1994 Plan as follows: (a) in the case of Mr. McNeill, Sr., 30,325 shares of Common Stock which had an aggregate fair market value of $466,249 on the date of valuation (January 23, 1998); (b) in the case of Mr. Levine, 18,292 shares of Common Stock which had an aggregate fair market value of $281,248 on such date; (c) in the case of Mr. Silver, 7,500 shares of Common Stock which had an aggregate fair market value of $115,313 on such date; (d) in the case of Mr. McNeill, Jr., 6,097 shares of Common Stock which had an aggregate fair market value of $93,748 on such date; and (e) in the case of Mr. Cooper, 4,065 shares of Common Stock which had an aggregate fair market value of $62,500 on such date. The balance of Mr. Silver's bonus was taken in cash.

(3) A portion of this bonus, awarded to the Company's three executive officers pursuant to the Company's 1995 bonus pool (the "1995 Bonus Pool"), was paid in shares of Common Stock. Such executive officers received (a) in the case of Mr. McNeill, 8,866 shares of Common Stock which had an aggregate fair market value of $104,175.50 on the date of issuance (January 4, 1996) and a cash payment of $16,667, and (b) in the cases of each of Messrs. Levine and Silver, 8,067 shares of Common Stock which had an aggregate fair market value of $94,787 on the date of issuance (January 4, 1996) and a cash payment of $24,170.

(4)  As of December 11, 1996 (the "Date of Grant"), 10,000, 7,500 and 7,500
     restricted shares of Common Stock were awarded to Messrs. McNeill, Levine and Silver, respectively, subject to vesting. The awards vest with respect to the shares at the rate of 20% per year on each of the first through fifth anniversaries of the Date of Grant, provided that if the average fair market value (defined as being the highest closing price of the Common Stock on the NYSE, determined 30 days prior to the second anniversary of the Date of Grant, equals or exceeds such fair market value as of the first anniversary of the Date of Grant, the shares shall vest at the rate of 40% per year on the second anniversary of the Date of Grant and at 20% on each of the third through fifth anniversaries of the Date of Grant. At December 31, 1997, the value of the restricted shares owned by Messrs. McNeill, Levine and Silver (based upon the closing market price of the Common Stock on such date of $14.75) was $147,500, $110,625 and $110,625, respectively.
     Prior to vesting, the recipients will have the right to receive dividends with respect to such shares.

(5) The stock options were awarded pursuant to the 1994 Plan and vest at the rate of 20% per year over a five-year period commencing on July 6, 1995. The exercise price per share is $12.50, the closing price of the Common Stock on The Nasdaq Stock Market (the market on which the Common Stock was then traded on July 6, 1994, the effective date of grant of such stock options).

(6) Each such officer became an executive officer of the Company in 1997; hence, neither of such officers received compensation from the Company prior to 1997.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES

      The following table sets forth information regarding the exercise of options during the Company's 1997 fiscal year by the CEO and the Company's four most highly-compensated executive officers and regarding unexercised options at December 31, 1997. No separate stock appreciation rights ("SARs") were granted during the Company's 1997 fiscal year.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES

                                                                        NUMBER OF SHARES
                                                                          UNDERLYING        VALUE OF UNEXERCISED
                                                                          UNEXERCISED           IN-THE-MONEY
                                                                           OPTIONS AT            OPTIONS AT
                                                                         FISCAL YEAR-END      FISCAL YEAR-END(1)
                                                                         ---------------      ------------------
                                SHARES ACQUIRED                           EXERCISABLE/           EXERCISABLE/
          NAME                  ON EXERCISE (#)   VALUE REALIZED ($)      UNEXERCISABLE        UNEXERCISABLE(1)
          ----                  ---------------   ------------------      -------------        ----------------
Phillip H. McNeill, Sr.               ---                 ---            234,000/156,000      $526,500/$351,000

David L. Levine                     90,000             $210,819             ----/60,000          ----/$135,000

Howard A. Silver                      ---                 ---              27,000/18,000        $60,750/$40,500

Phillip H. McNeill, Jr.               ---                 ---                 ----                  ----

J. Ronald Cooper                      ---                 ---                 ----                  ----

---------------

(1) Represents the aggregate of the number of options multiplied by the difference between $14.75, the fair market value of the Common Stock at December 31, 1997, and $12.50, the exercise price for the options.

     No stock options were granted to the Company's executive officers during 1997. All stock options shown above were granted on July 6, 1994.


         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION ON
                             COMPENSATION DECISIONS

      Mr. Deupree, an Independent Director and a member of the Compensation Committee of the Company, is a Managing Director of Morgan Keegan and was President of Morgan Keegan from 1985 to 1996. Morgan Keegan was a managing underwriter of the Company's initial public offering and certain follow-on public equity offerings and received investment banking fees and other compensation in connection with those public offerings. Morgan Keegan has also received fees in connection with providing financial advisory services to the Company.


             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Compensation Committee is responsible for establishing and administering compensation policies, establishing salaries of and awarding performance-based bonuses to the Company's executive officers, and determining awards of restricted stock and grants of stock options under the Company's stock plans. The Compensation Committee's policy is to devise and implement compensation for the Company's officers and employees which shall be commensurate with their position and determined with reference to compensation paid to similarly situated employees and officers of companies which are deemed by the Compensation Committee to be comparable to the Company. The Compensation

Committee of the Board of Directors is comprised of Messrs. Thomas, Deupree and McLeary. No members of the Compensation Committee are employees or officers of the Company or any subsidiary of the Company.

BASE COMPENSATION AND BONUSES

      None of the Company's executive officers was paid cash compensation by the Company prior to December 31, 1994. Effective January 1, 1995, each of the Company's executive officers (except for Phillip H. McNeill, Jr. and J. Ronald Cooper, both of whom became employees in 1997) became an employee of a wholly-owned subsidiary of the Company, and the Company began to pay compensation to all of its executive officers at and after such date. The Compensation Committee approved the payment of annual base salaries to the Company's executive officers, through a wholly-owned subsidiary of the Company, effective January 1, 1997, as follows:

             Executive Officer                            Annual Base Salary
             -----------------                            ------------------
             Phillip H. McNeill, Sr.                          $225,000
               Chairman of the Board and
               Chief Executive Officer

             David L. Levine                                  $150,000
               President and Chief
               Operating Officer

             Howard A. Silver                                 $145,000
               Executive Vice President,
               Secretary, Treasurer and
               Chief Financial Officer

             Phillip H. McNeill, Jr.                          $110,000
               Executive Vice President-
                 Development

             J. Ronald Cooper                                 $ 88,577
               Vice President, Controller,
               Assistant Secretary and
               Assistant Treasurer

      In addition to the above-listed annual base compensation for 1997, the Compensation Committee approved and implemented a bonus award procedure for 1997 to grant Performance Shares (the "1997 Performance Shares") under the 1994 Plan, subject to the meeting of certain performance goals, to the Company's executive officers. The 1997 Performance Shares were to be earned, if at all, based on the achievement of certain levels of percentage increase in the Company's funds from operations per share ("FFO"). The National Association of Real Estate Investment Trusts, Inc. ("NAREIT") defines FFO as being net income, computed in accordance with generally accepted accounting principles, excluding gains or losses from debt restructurings and sales of property, plus depreciation of real property (including furniture and equipment) and after adjustments for unconsolidated partnerships, joint ventures and minority interests). The grant of 1997 Performance Shares would be calculated as being a number of shares of the Company's Common Stock having a fair market value on the date of settlement equal to 125% multiplied by 20% of the FFO in excess of FFO (before the grant of such bonus) of $1.46 per share plus $500,000. No 1997 Performance Shares would be earned if 1997's FFO (before the grant of such bonus) is less than $1.29 per share. Because 1997's FFO exceeded FFO for 1996 at $1.22 per share, a total of Performance Shares which were, valued in the aggregate at $1,019,040 was earned by the above-named executive officers as their bonuses for the 1997 fiscal year. Total bonuses earned by the Company's above-named executive officers for the 1997 fiscal year, including cash awards, was $1,401,553.

      The Compensation Committee will determine annually a similar bonus plan for the Company's officers, with any future stock bonus awards to be issued to the executive officers through the 1994 Plan. The Compensation Committee decided to award Performance Shares, rather than shares of restricted stock, in recognition of 1997 year-end bonuses under the 1994 Plan as a way of maintaining a direct link between the achievement of corporate goals and the individual performance of the Company's executive officers.

      Although none of the Company's executive officers receives annual compensation in excess of $1 million, the Company continues to study the cap on tax deductibility of compensation in excess of that amount established under the Omnibus Budget Reconciliation Act of 1993. The Company has taken steps to allow for the grant of stock options and certain other stock incentive awards that qualify as performance-based compensation exempt from the cap.

CHIEF EXECUTIVE OFFICER COMPENSATION

      In determining the appropriate compensation for Phillip H. McNeill, Sr., the CEO, the Compensation Committee is guided by the Company's performance, competitive practices, and the Compensation Committee's policy, as discussed above, of determining compensation with reference to the compensation paid to similarly situated executives of comparable companies. Appropriate adjustments in the compensation of the Company's chief executive officer are considered concurrently with similar adjustments made for the Company's other executive officers.

      In devising Mr. McNeill's total cash compensation package for the Company's 1997 fiscal year, the Compensation Committee built upon the Company's traditional compensation policies, adapted to the Company's competitive environment of similar publicly-traded REITs and as originally derived from the Compensation Committee's review of cash compensation levels for chief executive officers of such similar REITs as reported in NAREIT's 1995 and 1996 surveys of executive compensation. Based upon such considerations and whether the achievement of certain targeted goals, particularly an annual increase in Funds From Operations ("FFO") per share, were met, the Compensation Committee adopted and approved $225,000 as the appropriate base salary to be paid to Mr. McNeill during the 1997 fiscal year. This base salary level was identical to that approved for Mr. McNeill for the Company's 1996 fiscal year. The Compensation Committee's decision was reached on the basis that FFO per share remained stable, with no significant growth, between the 1996 and 1997 fiscal years. Through such mechanisms, the Compensation Committee intends to maintain a strong linkage between the Company's chief executive officer's compensation and corporate and individual performance.

      The bonus award procedure discussed above under "Base Compensation and Bonuses" will be applied to Mr. McNeill and the Company's other executive officers during the Company's 1998 fiscal year.

      This report has been submitted by the members of the Compensation
Committee.

                                          James A. Thomas, III
                                          William W. Deupree
                                          Joseph W. McLeary

                                PERFORMANCE GRAPH

      The following graph compares the change in the Company's shareholder return on the Company's Common Stock for the period February 23, 1994, which was the first day the Company's Common Stock traded on The Nasdaq Stock Market, through December 31, 1997, with the changes in the Standard & Poor's 500 Stock Index (the "S&P 500 Index") and the NAREIT Equity Index for the same period, assuming a base share price of $100 for the Common Stock and each index for comparative purposes. Total return equals appreciation in stock price plus dividends paid, and assumes that all dividends are reinvested. The performance graph is not necessarily indicative of future investment performance.



Measurement Period                                           NAREIT All
(Fiscal Year Covered)   Equity Inns, Inc.    S&P 500      Equity REIT Index
 2/22/94                100.00               100.00           100.00
12/31/94                117.00                99.85            96.73
12/31/95                133.55               137.37           111.37
12/31/96                164.99               168.77           151.15
12/31/97                202.69               225.10           181.78

               PROPOSAL TWO - AMENDMENT TO ARTICLE 5 OF THE CHARTER

         The Board of Directors has unanimously approved and recommends to the Shareholders that they approve and adopt Proposal Two, the proposed amendment to
Article 5 of the Charter to increase the number of authorized shares of Common Stock from 50 million shares to 100 million shares. The proposed amendment to
Article 5 is set forth in Exhibit A to this Proxy Statement.

         The Charter currently authorizes the issuance of up to 50 million shares of Common Stock and up to 10 million shares of Preferred Stock. As of March 16, 1998, the Company's Common Stock structure was as follows, with no shares of Preferred Stock being issued and outstanding:

                                                                      Number of
                                                                        Shares
                                                                      ---------
Shares issued and outstanding......................................   35,585,663
Shares issuable upon redemption of Units (1).......................    1,842,520
Shares reserved for issuance pursuant to the Directors'
  Plan.............................................................      100,000
Shares reserved for issuance pursuant to the 1994
  Plan which options have not been exercised.......................      501,000
                                                                      ----------
     Total shares of Common Stock issued
         or issuable...............................................   38,029,183
                                                                      ==========

---------------
(1) Units may be redeemed, at the option of the holders, on a one-for-one basis for shares of the Company's Common Stock or, at the Company's sole option, for cash.

PURPOSE AND EFFECTS OF PROPOSAL TWO

         The Company has issued an aggregate of 34,395,856 shares in its public equity offerings, the net proceeds from which have been used, through the Partnership, to acquire additional hotel properties. In addition, the Company has issued 65,000 restricted shares to its officers and directors. An aggregate of 2,452,520 shares are reserved for issuance upon redemption of Units or the exercise of grants under the 1994 Plan and the Directors' Plan.

         The purpose of Proposal Two is to ensure that additional shares of Common Stock will be available, if and when needed, for periodic issuances for any proper purpose approved by the Board of Directors (including, without limitation, issuances to raise additional equity capital or to effect acquisitions, to provide for redemption of Units for Common Stock, and for other corporate purposes). The Board of Directors believes that the availability of the additional authorized shares of Common Stock for issuance upon approval of the Board of Directors for any proper purpose, without the necessity for, or the delay inherent in, a meeting of the Company's shareholders (except as may be required by applicable law, by regulatory authorities, or by the policies, rules and regulations of the NYSE or such other stock exchange on which the Common Stock may then be listed), will be beneficial to the Company and its shareholders by providing the Company with such flexibility.

         If Proposal Two is approved by the Shareholders, the Board of Directors does not presently intend to seek further shareholder approval with respect to any particular issuance of shares, unless required by applicable law, by regulatory authorities, or by the policies, rules and regulations of the NYSE or such other stock exchange on which the Common Stock may then be listed.

         Shareholders do not have any preemptive or similar rights to subscribe for or purchase any additional shares of Common Stock that may be issued in the future. Therefore, future issuances of Common Stock, depending upon the circumstances, may have a dilutive effect on the earnings per share, book value per share, voting power and other interests of the Company's shareholders.

         In addition to the purpose of Proposal Two set out above, the proposed increase in the authorized number of shares of Common Stock will have certain anti-takeover effects on the Company, although that is not its purpose. The Board of Directors could use the additional shares of Common Stock to discourage an attempt to change control of the Company, even though a change in control might be perceived as desirable by some shareholders, by selling a substantial number of shares of Common Stock to persons who have an arrangement with the Company concerning the voting of such shares, or by distributing shares of Common Stock, or rights to receive such stock, to the shareholders. In this respect, certain corporations have issued as a dividend to their common shareholders preferred stock or rights to acquire common stock or preferred stock having terms designed to encourage negotiated rather than unilateral takeover proposals and to protect against the adverse consequences of certain abusive takeover tactics such as open market accumulation programs and partial and front-end loaded takeovers and freezeouts. The additional shares of Common Stock would be available for such purposes. The Board of Directors, however, has no present intention of issuing any shares of Common Stock or rights to acquire shares of Common Stock for such purposes. The ability to issue shares of Common Stock also would allow the Board of Directors to issue shares only to shareholders supportive of management's position. This could provide management with the means to block a business combination considered desirable by some shareholders. The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and Proposal Two is not presented to the Shareholders for the purpose of creating an anti-takeover device.

         Unless otherwise required by applicable law or regulation, the additional shares of Common Stock to be authorized as described in Proposal Two will be issuable without further authorization by vote or consent of the Company's shareholders and on such terms and conditions as may be determined by the Board of Directors.


      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ADOPTION OF PROPOSAL TWO.

              PROPOSAL THREE - DELETION OF ARTICLE 7 OF THE CHARTER

         The Board of Directors has unanimously approved and recommends to the Shareholders that they approve and adopt Proposal Three, the proposed amendment to the Charter to delete Article 7 of the Charter (the "Debt Limitation").
Article 7 of the Charter currently provides as follows:

               7. Limitation on Indebtedness. The Corporation may not incur or allow to exist as the end of any month Indebtedness (as defined below) in an amount in excess of forty-five percent (45%) of the Corporation's investment in hotel properties, at its cost, which cost includes the fair market value of any equity securities issued in connection with the acquisition of hotel properties, after giving effect to the Corporation's use of proceeds from any indebtedness. "Indebtedness" of the Corporation shall mean all obligations of the Corporation, its subsidiaries or any partnership in which the Corporation serves as general partner, for borrowed money (including all notes payable and drafts accepted representing extensions of credit) and all obligations evidenced by bonds, debentures, notes or other similar instruments on which interest charges are customarily paid, including obligations under capital leases.

         The Debt Limitation was developed at the time of the Company's initial public offering in March 1994 (the "IPO") and was amended by action of the shareholders at the Company's 1995 annual meeting on April 18, 1995. Since the IPO, the Company has acquired, through the Partnership, a total of 89 hotels, which acquisitions were financed principally with borrowings and with proceeds from the Company's public offerings of Common

Stock. The Company's ability to raise equity capital is dependent, in large part, upon capital market conditions, including the general levels of interest rates. The Board of Directors believes that adoption of Proposal Three will increase the Company's ability to obtain capital on advantageous terms to take advantage of acquisition and development opportunities. Also, since the IPO, a number of other hotel REITs and entities have been formed for purposes similar to the Company, and the Company believes the market for hotel acquisitions has become more competitive. Many of these entities have no corporate limitation on their ability to incur indebtedness. As competition for acquisitions has increased, the ability of a potential buyer to close an acquisition without a financing contingency can be an important advantage in acquiring hotel properties on favorable terms.

         The Company believes that it is important for the Company to have flexibility in financing the acquisitions of hotel properties. The Company believes that as the Company continues to grow it will have access to a range of financing alternatives, including public and private issuances of debt securities as well as continued equity financings. Management believes that the selective use of longer term debt can lower the Company's overall cost of capital and increase shareholder value. Management believes that adoption of Proposal Three will permit the Company to access debt financing sources more readily while maintaining a policy limiting indebtedness to a level which management believes is prudent.

         If Proposal Three is approved by the Shareholders, the Board of Directors intends to adopt a policy limiting the amount of indebtedness that the Company will incur to an amount not in excess of approximately 45% of the Company's investment in hotel properties, at its cost, which cost includes the fair market value of any equity securities issued in connection with the acquisition of hotel properties, after giving effect to the Company's use of proceeds from any indebtedness. This policy of the Board of Directors will implement the same limitation currently imposed under the Charter. As of March 5, 1998, the Company had outstanding indebtedness of approximately $233.5 million, including approximately $147.6 million under the Unsecured Line of Credit and approximately $85.9 million of other mortgage indebtedness.

         If Proposal Three is approved by the Shareholders, there will be no limitation in the Charter or Bylaws on the Company's ability to incur indebtedness, and the Board of Directors, in its discretion, will be able to change its policy on limiting debt without shareholder approval. Accordingly, the elimination of the Debt Limitation from the Charter, while providing flexibility in the timing and amount of borrowings, will make it possible for the Company, with the prior approval of the Board of Directors, to increase the Company's level of indebtedness from time to time, beyond that currently permitted in the Charter. However, the elimination of the Debt Limitation in the Charter will increase the risk that the Company could become more highly leveraged, resulting in an increase in debt service that could adversely affect the Company's cash flow and ability to make distributions to its shareholders and create an increased risk of default on its obligations and increased risk of foreclosure on its property securing debt.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ADOPTION OF PROPOSAL
THREE.

               PROPOSAL FOUR - AMENDMENT TO ARTICLE 14 OF CHARTER

      The Board of Directors has unanimously approved and recommends to the Shareholders that they approve and adopt Proposal Four, the proposed amendment to the Charter that would conform Section 14(c) of Article 14 of the Charter to other provisions in the Charter, which have been previously amended by action of the Company's shareholders, relating to the Company's ability to preserve its status as a REIT. If approved, Proposal Four would add the clause "so long as such actions do not prohibit the settlement of any transactions entered into through the facilities of any national securities exchange registered under the Exchange Act or of the national market system of a national securities association registered under the Exchange Act," to the end of the first sentence of Section 14(c) of the Charter. Such proposed amendment is set forth as Exhibit B to this Proxy Statement.

      Article 14 of the Charter currently contains certain provisions (the "Share Transfer Restrictions") that restrict the transfer of shares of the Company's capital stock if, following such transfer, any person would own at any time, directly or indirectly, in the aggregate more than 9.9% of the outstanding shares of capital stock of the Company, including any shares deemed to be constructively owned by such persons under applicable provisions of the Internal Revenue Code (the "Ownership Limit"). The Share Transfer Restrictions, which are similar to provisions found in the charter documents of many REITs, are designed to help the Company monitor compliance with certain REIT tax law requirements, which provide that not more than 50% of the Company's outstanding capital stock can be owned, directly or indirectly, by five or fewer persons.

      The proposed amendment clarifies that the Company's authority to exercise any remedies available to it to protect the Company and the interests of its shareholders by preserving its REIT status and by ensuring compliance with the Ownership Limit is subject to the NYSE's requirements that any such remedies so exercised do not prohibit the settlement of any transactions entered into through the facilities of any national securities exchange registered under the Exchange Act (e.g., the NYSE) or of the national market system of a national securities association registered under the Exchange Act. Recent amendments to the Charter, which were approved and adopted previously by the Company's shareholders at the Company's annual meetings of shareholders in May 1996 and April 1997, included amendments to ensure that certain other provisions of the Share Transfer Restrictions would not prohibit the settlement of any transactions entered into through the facilities of a national securities exchange such as the NYSE.

      Prior to September 9, 1996, the Company's Common Stock was traded on The Nasdaq Stock Market. Since such date, the Company's Common Stock has been traded on the NYSE. The Board of Directors believes it is important to assure the investment community and the NYSE that the Company's remedies relating to the protection of the Share Transfer Restrictions in the Charter, which are designed to safeguard the Company's status as a REIT, do not prohibit the settlement of any transactions through the facilities of such exchange. Furthermore, the NYSE has advised the Company that the NYSE currently requires any REIT listed or desiring to be listed on the NYSE and having share transfer restrictions in its charter to clarify that such restrictions, including similar remedies provisions of such share transfer restrictions, will not prohibit the settlement of any transactions entered into through the NYSE. Adoption of Proposal Four would place the Company fully in compliance with the listing requirements of the NYSE regarding share transfer restrictions in REIT charters.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL FOUR.

PROPOSAL FIVE - AMENDMENT TO DIRECTORS' PLAN


         The Board of Directors adopted the Directors' Plan to attract and retain Independent Directors. On March 16, 1998, the Board of Directors adopted an amendment to the Directors' Plan that would permit Independent Directors to elect to receive all or a portion of annual retainer fees and meeting fees in the form of shares of Common Stock (the "Stock Purchase Program"). The value of Common Stock received by an Independent Director in lieu of cash fees will be 125% of the amount of the fees otherwise payable to the Independent Director. The Board of Directors believes that such an arrangement will provide increased opportunities for stock ownership by the Independent Directors, thereby further associating the interests of the Independent Directors with the interests of the Company's shareholders. The Board of Directors' amendment to the Directors' Plan also eliminated certain provisions of the Directors' Plan no longer required by
Section 16 of the Exchange Act and the rules thereunder. Consistent with the broader scope of the Directors' Plan following the amendment, the full name of the Directors' Plan effective March 16, 1998 is the Equity Inns, Inc. Directors' Compensation Plan.

         The following paragraphs summarize the more significant features of the Directors' Plan. The summary is subject, in all respects, to the terms of the Directors' Plan. The Company will provide promptly, upon request and without charge, a copy of the full text of the Directors' Plan to each person to whom a copy of this Proxy Statement is delivered.

                         SUMMARY OF THE DIRECTORS' PLAN

         Eligibility. The Directors' Plan provides for the award of options to purchase Common Stock to each Independent Director of the Company. No director who is an employee of the Company or an affiliate is eligible to participate in the Directors' Plan.

         Options. The Directors' Plan provides that each Independent Director will be awarded an option for 1,000 shares of Common Stock at the first Board of Directors Meeting following each annual meeting of the Company's shareholders. Options have been awarded under the Directors' Plan since the April 1995 annual meeting. The price per share of Common Stock purchased on the exercise of an option will be the fair market value of a share of Common Stock on the date the option is granted. The exercise price must be paid in a single sum, in cash. Options issued under the Directors' Plan are exercisable for ten years from the date of grant. The maximum number of shares of Common Stock that can be issued pursuant to the exercise of options under the Directors' Plan is 50,000. Additional shares may be issued under the Directors' Plan pursuant to the Stock Purchase Program, discussed below, if the proposed amendment is approved by the Company's shareholders. The share authorization relating to options, the terms of outstanding options, and the number of shares for which options will thereafter be awarded shall be subject to adjustment in the event of a stock dividend, stock split, reclassification, recapitalization or other similar event.

         An option granted under the Directors' Plan may be exercised in whole or in part at any time on or after the date of grant, whether or not a director is a member of the Board on the exercise date.

         No income will be recognized by an Independent Director at the time an option is granted under the Directors' Plan. The exercise of an option generally is a taxable event that requires the holder to recognize, as ordinary income, the difference between the option price and the shares' fair market value on the date of exercise. The Company will be entitled to claim a federal income tax deduction on account of the exercise of an option. The amount of the deduction is equal to the ordinary income recognized by the holder.

         Stock Purchase Program. If the proposed amendment to the Directors' Plan is approved by shareholders, the Stock Purchase Program will allow each Independent Director to elect to receive payment of all or part of his retainer fee, meeting fees, or both in the form of Common Stock. The value of any Common Stock received in lieu of cash retainer or meeting fees will equal 125% of the amount of the fees otherwise payable to the Independent Director.

         Common Stock will be issued to each Independent Director who participates in the Stock Purchase Program on the dates that his retainer fee and meeting fees are otherwise payable. The number of shares issued will be determined by dividing 125% of the portion of the fees subject to the Independent Director's election by the fair market value of the Common Stock on the day preceding the date of payment. The value of a fractional share, and the remainder of the Independent Director's fees (if any), will be paid in cash.

         Elections to purchase Common Stock under the Stock Purchase Program with respect to retainer fees must be made prior to the first month of the quarter for which cash fees would be payable absent the election and, with respect to meeting fees, must be made prior to the first day of the month in which the meeting for which cash fees would be payable absent the election is held. All such elections under the Stock Purchase Program are subject to the approval of the Board of Directors. Elections to purchase Common Stock under the Stock Purchase Program will be effective with respect to fees payable on and after the election date. An Independent Director will be permitted to (i) increase or decrease the fees that will be applied to purchase Common Stock and
(ii) cease purchases of Common Stock.

         No Stock Purchase Program election may be made with respect to fees payable after first Board of Directors' meeting following the annual meeting of the Company's shareholders in 2004.

         Shareholder Rights. An Independent Director will have no rights as a shareholder with respect to shares of Common Stock subject to an option until the option is exercised, and no rights as a shareholder with respect to participation in the Stock Purchase Program until the date of issuance of shares of Common Stock pursuant to the Stock Purchase Program.

         Amendment and Termination. The Directors' Plan currently provides that the Board may amend or terminate the Plan, but the Plan may not be amended more than once every six months other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act of 1974, or the rules thereunder. The Directors' Plan also provides that an amendment will not become effective without shareholder approval if the amendment changes the eligibility requirements, increases the benefits that may be provided, or increases the number of shares that may be issued under the Directors' Plan. Consistent with recent changes to Section 16 of the Exchange Act and rules thereunder, if the proposed amendment is approved by shareholders, the Directors' Plan will provide that no amendment to the Directors' Plan will become effective without shareholder approval if the amendment materially changes the eligibility requirements or increases the benefits that may be provided under the Directors' Plan.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ADOPTION OF PROPOSAL FIVE.


                  SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

      The Board of Directors will provide for presentation of proposals by the Company's shareholders at its annual meeting of shareholders for 1998, provided that such proposals are submitted by eligible shareholders who have complied with the relevant regulations of the SEC regarding shareholder proposals and the Company's bylaws, a copy of which is available upon written request from the Secretary of the Company. Shareholder proposals intended to be submitted for presentation at the Company's annual meeting of shareholders for 1999 must be in writing and must be received by the Company at its executive offices on or before January 7, 1999 for inclusion in the Company's proxy statement and the form of proxy relating to the 1999 annual meeting; provided, however, that if the 1999 annual meeting is advanced by more than 30 days or delayed for more than 60 days from the date of the first anniversary of the 1998 annual meeting, such written notice must be received by the Company no earlier than the 90th day prior to the date of the 1999 annual meeting and no later than the later of the 60th day prior to such meeting or the tenth day after the first public announcement of the date of such meeting.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

      Coopers & Lybrand L.L.P. has served as independent public accountants and auditors for the Company and its subsidiaries for the year ended December 31, 1997, and the Board of Directors has selected Coopers & Lybrand L.L.P. to continue to so serve for the year ending December 31, 1998, until and unless changed by action of the Board of Directors.

      A representative of Coopers & Lybrand L.L.P. is expected to be present at the Annual Meeting. Such representative will have the opportunity to make a statement if he desires to do so and is expected to be available to respond to appropriate questions.

                                  OTHER MATTERS

      The Board of Directors knows of no other business to be brought before the Annual Meeting. In the event that any other matters requiring a vote of the Shareholders are properly brought before the Annual Meeting, the proxies will be voted on such matters in accordance with the judgment of the persons named as proxies therein, or their substitutes, present and acting at the meeting.

      The Company will furnish to each beneficial owner of Common Stock entitled to vote at the Annual Meeting, upon written request to Howard A. Silver, the Company's Executive Vice President, Secretary, Treasurer and Chief Financial Officer, at 4735 Spottswood, Suite 102, Memphis, Tennessee 38117, telephone
(901) 761-9651, a copy of the Company's Annual Report on Form 10-K for the Company's fiscal year ended December 31, 1997, including the financial statements and financial statement schedules filed by the Company with the SEC.

                                      BY ORDER OF THE BOARD OF DIRECTORS




                                      HOWARD A. SILVER, SECRETARY


April 2, 1998

                                                                      EXHIBIT A


                 PROPOSED AMENDMENT TO ARTICLE 5 OF THE CHARTER

      The first paragraph of Article 5 of the Charter is hereby amended by deleting in full the words and number "fifty million (50,000,000) shares of Common Stock" and by inserting in lieu thereof the words and number "one hundred million (100,000,000) shares of Common Stock," so that such first paragraph of
Article 5, as so amended, would read in its entirety as follows:

          5. Authorized Capital Stock. The total number of shares of stock which the Corporation has authority to issue is one hundred million (100,000,000) shares of Common Stock, $.01 par value per share, and ten million (10,000,000) shares of Preferred Stock, $.01 par value per share.

                                                                      EXHIBIT B



                 PROPOSED AMENDMENT TO ARTICLE 14 OF THE CHARTER


      Article 14 of the Charter is hereby amended by adding the clause "so long as such actions do not prohibit the settlement of any transactions entered into through the facilities of any national securities exchange registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or of the national market system of a national securities association registered under the Exchange Act" to the end of the first sentence of Section 14(c) thereof, so that such Section 14(c) of Article 14, as so amended, would read in its entirety as follows:

          (c) Remedies Not Limited. Nothing contained in this Article 14 shall limit the authority of the Corporation to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its shareholders by preservation of the Corporation's status as a REIT and to ensure compliance with the Ownership Limit so long as such actions do not prohibit the settlement of any transactions entered into through the facilities of any national securities exchange registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or of the national market system of a national securities association registered under the Exchange Act.

                                                                      APPENDIX A

                                      PROXY

                                EQUITY INNS, INC.
              4735 SPOTTSWOOD, SUITE 102, MEMPHIS, TENNESSEE 38117
                  ANNUAL MEETING OF SHAREHOLDERS--MAY 14, 1998

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

         The undersigned hereby appoints Phillip H. McNeill, Sr. and Howard A. Silver, or either of them, with full power of substitution in each, proxies (and if the undersigned is a proxy, substitute proxies) to vote all Common Stock of the undersigned in Equity Inns, Inc. at the Annual Meeting of Shareholders to be held at the Homewood Suites hotel, 7855 Wolf River Parkway, Germantown, Tennessee, on Thursday, May 14, 1998 at 10:00 a.m. Central Time, and at any adjournments thereof, as specified below:

1.     ELECTION OF DIRECTOR ("PROPOSAL ONE")

       [  ]  CLASS I -- TERM EXPIRING 2001 - FOR THE NOMINEE LISTED BELOW

                   Phillip H. McNeill, Sr.

       [  ]  WITHHOLD AUTHORITY TO VOTE FOR NOMINEE LISTED

2. PROPOSAL TO AMEND ARTICLE 5 OF THE COMPANY'S CHARTER TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 50 MILLION SHARES TO 100 MILLION SHARES ("PROPOSAL TWO")

              [  ]  FOR            [  ]   AGAINST             [  ]   ABSTAIN

3. PROPOSAL TO DELETE ARTICLE 7 OF THE COMPANY'S CHARTER, WHICH LIMITS THE COMPANY'S CONSOLIDATED INDEBTEDNESS TO 45% OF THE COMPANY'S INVESTMENT IN HOTEL PROPERTIES, AT ITS COST ("PROPOSAL THREE")

              [  ]  FOR            [  ]    AGAINST            [  ]   ABSTAIN

4. PROPOSAL TO AMEND ARTICLE 14(C) OF THE COMPANY'S CHARTER TO PROVIDE, IN ESSENCE, THAT NOTHING CONTAINED IN THE CHARTER SHALL LIMIT THE AUTHORITY OF THE COMPANY TO TAKE SUCH OTHER ACTION AS IT DEEMS NECESSARY OR ADVISABLE TO PROTECT THE COMPANY AND THE INTERESTS OF ITS SHAREHOLDERS BY PRESERVATION OF THE COMPANY'S STATUS AS A REAL ESTATE INVESTMENT TRUST, SO LONG AS SUCH ACTIONS DO NOT PROHIBIT THE SETTLEMENT OF ANY TRANSACTIONS ENTERED INTO THROUGH THE FACILITIES OF ANY NATIONAL SECURITIES EXCHANGE ("PROPOSAL FOUR")

              [  ]  FOR            [  ]    AGAINST            [  ]   ABSTAIN

5. PROPOSAL TO AMEND THE COMPANY'S NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN (THE "DIRECTORS PLAN") TO, AMONG OTHER THINGS, PERMIT INDEPENDENT DIRECTORS TO ELECT TO RECEIVE RETAINER AND MEETING FEES IN THE FORM OF COMMON STOCK AND INCREASE THE NUMBER OF SHARES THAT MAY BE ISSUED UNDER THE DIRECTORS' PLAN TO ALLOW FOR SUCH ELECTIONS ("PROPOSAL FIVE").

              [  ]  FOR            [  ]    AGAINST            [  ]   ABSTAIN

         In their discretion, the proxies (and if the undersigned is a proxy, any substitute proxies) are authorized to vote upon such other business as may properly come before the meeting.

              [Please sign and date on reverse side of this proxy.]

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS ONE, TWO, THREE, FOUR AND FIVE.


                                   Dated:                        , 1998
                                          -----------------------

                                   Please sign name exactly as it
                                   appears on the left. When shares
                                   are held by joint tenants, both
                                   should sign. When signing as
                                   attorney, as executor,
                                   administrator, trustee or
                                   guardian, please give full title
                                   as such. If a corporation, please
                                   sign in full corporate name by
                                   President or other authorized
                                   officer. If a partnership, please
                                   sign in partnership name by
                                   authorized person.


                                   -------------------------------------
                                   Signature

                                   ------------------------------------
                                   Title

                       PLEASE MARK, SIGN, DATE AND RETURN
                       THIS PROXY CARD PROMPTLY, USING THE
                               ENCLOSED ENVELOPE.